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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT



THIS EMPLOYMENT AGREEMENT, is made and entered into as of the third day of January, 1995, by and between SFMT, Inc., a Delaware corporation (the "Corporation"), and Gerard J. Caccappolo (the "Employer").

                              W I T N E S S E T H:

         WHEREAS, the Employee has substantial experience in the telecommunications industry in soles and marketing; and

         WHEREAS, the Corporation desires to employ the Employee, and the Employee desires to be employed by the Corporation, in accordance with the terms and provisions herein contained;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Employment

         (a) The Corporation hereby employs the Employee, and the Employee hereby accepts such employment, on the terms, and subject to the conditions herein contained.

         (b) The Employee shall be secondment agreement be assigned to work at SFMT-Hermes ("SFMT-Hermes"), a subsidiary of the Corporation, or Hermes Europe Railtel B.V. ("Hermes Europe"), a subsidiary of SFMT-Hermes, as the Vice President and Director of Sales and Marketing of Hermes Europe. In his capacity as Vice President and Director of Sales and Marketing of Hermes Europe, the Employee shall report to and shall perform such duties and exercise such power and authority as may from time to time be delegated to him by Managing Director of Hermes Europe.

         (c) The Employee shall devote all of his business time and attention and his best efforts to the performance of his duties pursuant to this Employment Agreement.

         (d) Initially, the Employee shall be required to reside in Brussels and work from the Corporation's or Hermes' offices in Brussels. The Corporation reserves the right to require that the Employee will move to and reside in and operate from the offices of the Corporation's or Hermes Europe in another city within the region in which Hermes Europe operates.

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2.       Term. The initial term of the employment of the Employee under this
         Employment Agreement shall be two (2) years, commencing on January 3, 1995, and continuing, unless sooner terminated pursuant to Section 9 to and including January 2, 1997. Thereafter this Agreement shall be automatically renewed annually for successive one year periods, unless either party hereto shall deliver written notice in accordance with
         Section 9 to the other party at least three (3) months prior to the date of termination of the initial term or any extension or renewal thereof (the "Term") of its desire to terminate such employment (a "Notice of Termination").

3.       Compensation.

         (a) During the initial Term, the Employee shall be paid a salary at the rate of One Hundred Sixty Thousand Dollars ($160,000) per annum, payable in accordance with the Corporation's customary payroll practices for employees.

         (b) Thereafter, at the end of each year Chief Executive Officer of the Corporation shall review the salary of the Employee, and shall make such adjustments to such salary as the Chief Executive Officer shall, in its sole and absolute discretion, deem appropriate.

         (c) For the purposes of this Agreement, "Salary" shall mean any payment by the corporation to the Employee pursuant to this
                  Section 3.

4.       Bonus.

         (a) After the Employee has been employed by the Corporation for a period of eighteen (18) months, and as additional compensation to the Employee hereunder, the Employee will be assessed for eligibility to receive a discretionary bonus (the "Bonus) in respect of the initial employment period. Subject to the provisions of Section 4(b), the initial target for such Bonus, based on the achievement by Hermes Europe of the objectives shall be thirty percent (30%) of the Salary of the Employee earned during the initial employment period. The first bonus shall be in respect of two years (the "Initial Bonus"), payable in accordance with Section 4(c). The potential Initial Bonus shall be subject to the achievement of the performance objectives set forth in the approved Hermes Europe Business Plan.

         (b) The formula or other method for determining the Bonus for the Employee in each subsequent fiscal year shall be determined by the Corporation and shall be based upon the performance of Hermes Europe in such fiscal year

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                  as compared with the Hermes Europe approved business plan for such fiscal years. The amount of the Bonus paid to the Employee in respect of any fiscal year of the Corporation shall be subject to the sole and absolute discretion of Chief Executive Officer of the Corporation. The objectives for each fiscal year and the amount of bonus for successful completion of objectives (as a percentage of base salary or other formula declared for the period) shall be established during the period between twelve (12) and fifteen (15) months period to the fiscal year for which such objectives apply (e.g., October 1 - December 31, 1994 for fiscal year 1996).

         (c) All Bonuses in respect of any fiscal year of the Hermes Europe shall be paid within thirty (30) days after the issuance of the audited financial statements of Hermes Europe for such fiscal year.

5.       Equity Participation.

         (a) SFMT-Hermes has adopted a Stock Option Plan (the "Option Plan") for its senior executives. Subject to the provisions of the Plan, SFMT-Hermes shall grant to the Employee options to purchase shares of Capital Stock of SFMT-Hermes ("Capital Stock"). The number of shares of Capital Stock which shall be subject to the option shall be an amount equal to one and one-half percent (1.5%) of the outstanding shares of SFMT-Hermes to be determined at January 2, 1996. The options granted to the Employee shall be granted and vest as follows:

                  (i) options to purchase 33.33% (one-third) of the shares of Capital Stock shall be granted on January 3, 1996 and vest as at the close of business on January 2, 1997;

                  (ii) options to purchase 33.33% (one-third) of the shares of Capital Stock shall be granted on January 3, 1997 and vest as at the close of business of January 2, 1998; and

                  (iii) options to purchase 33.33% (one-third) of the shares of Capital Stock shall be granted on January 3, 1998 and vest as at the close of business on January 2, 1999.

6.       Benefits.

         (a) During the Term, the Employee shall be entitled to receive such benefits and to participate in such employee group benefit plans as are generally provided by the Corporation, or made available by the Corporation, to its executive officers, including without limitation, but subject to the



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                  conditions imposed by the carriers, any medical, health,
                  disability and life insurance policies.

         (b) During the Term, the Corporation or Hermes Europe shall provide to the Employee, at the Corporation's expense, use of a late model automobile appropriate in the geographic location of Employee's residence, and acceptable to the Corporation.

         (c) During the Term, the Corporation or Hermes Europe shall provide business class transportation to and from the United States for one trip per annum for Employee and Employee's immediate family living with Employee in Brussels.

         (d) During the initial first two (2) years of the Term, the Corporation or Hermes Europe shall provide to the Employee a furnished residence in Brussels. The Corporation or Hermes Europe shall provide for the relocation of Employee's household goods to Brussels from their location in either Paris or New Jersey; provided, Employee notifies the Corporation in writing prior to January 2, 1996 of Employee's election to have such household goods moved; provided, further, that neither the Corporation nor Hermes Europe shall provide for the relocation of Employee's household goods if either the Corporation or Employee provides a Notice of Termination in accordance with Section 2 of this Agreement on or before July 2, 1996, or the employment of the Employee is otherwise terminated. In the event that Employee elects to have his household goods moved, the Corporation or Hermes Europe shall provide an unfurnished apartment in the city in which Employee is required to reside. Any relocation costs and expenses shall be in accordance with the Corporation's policies for relocation expenses; provided, however, that such costs and expenses shall not exceed Employee's Salary for one month.

         (e) The Corporation or Hermes Europe shall pay to the Employee during the Term an amount per annum as shall compensate the Employee for tax equalization in connection with the requirement that the Employee reside outside the United States for so long as the Employee is required to live outside the United States. Such tax equalization shall apply to Salary and Bonus and any other payments made to Employee deemed taxable in the foreign jurisdiction where Employee is required to reside. SFMT will also be responsible for the preparation and filing of your domestic and international income taxes.

         (f) The Employee shall be paid an amount equal to Seven percent (7%) of the Employee's Salary as a cost of living adjustment in connection with

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                  requirement that the Employee reside in Brussels for so long as the Employee is required to live in Brussels.

7.       Expense Reimbursement.

         (a) During the Term, the Corporation shall reimburse the Employee for all reasonable expenditures actually and necessarily paid or incurred by the Employee in the course of and pursuant to the business of the Corporation. Such reimbursement shall be subject to the submission to the Corporation by the Employee of appropriate documentation and/or vouchers, and shall be made in accordance with the customary procedures of the Corporation for expense reimbursement, as may from time to time be established.

         (b) Should the Corporation provide Employee with a credit card, Employee acknowledges complete personal responsibility for all charges made on such credit card. Any charges received by the Corporation for expenses not documented on a approved expense report may be deducted by the Corporation from the Executives payroll check. Upon termination of this Agreement, non approved charges shall be deducted from the last payroll check issued to the Employee.

8. Vacation. In each fiscal year of the Corporation during the Term, the Employee shall be entitled to Four (4) weeks vacation time, which shall not be cumulative from year to year without the prior written consent of the Corporation or unless the Employee shall be unable to take such vacation due to Employee's duties under this Agreement; provided, however, that to the extent the Employee cannot take vacation time during the Term due to his responsibilities under this Agreement, upon termination, Employee shall be entitled to be compensated for accrued but unused vacation time.

9.       Termination.

         (a) Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall at all time have the right to terminate this Agreement and the employment of the Employee hereunder for "Cause" by written notice to the Employee in accordance with Section 15. For the purpose of this Agreement, the term "Cause" shall mean any action of the Employee or any failure to act by the Employee which constitutes:

                  (i) fraud, embezzlement or any felony in connection with the Employee's duties as an executive officer of the Corporation or any subsidiary or affiliate of the Corporation, or willful misconduct or the commission of any other act which causes or may reasonably be expected to cause substantial economic or

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                           reputational injury to the Corporation or any such
                           subsidiary or affiliate of the Corporation, including any violation of the Foreign Corrupt Practices Act, as described in Section 13 of this Agreement;

                  (ii) continuing conflict of interest or continuing failure to follow reasonable directions or instructions of the Board of Directors or Chief Executive Officer of the Corporation. A conflict of interest or a failure to follow directions of the Board of Directors or the Chief Employee Officer of the Corporation shall be deemed to be continuing if the Employee shall have received written notice thereof and shall have not terminated the conflict of interest or failure to follow directions within Thirty (30) days after receipt of such notice; or

                  (iii) an extended period of absence by the Employee from the performance of the obligations of the Employee provided hereunder; which absence shall be for a reason other than a disability, and which has not been approved in writing advance by the Board of Directors or the Chief Employee Officer of the Corporation.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the Corporation, by written notice to the Employee, shall at all times have the right to terminate this Agreement and the employment of the Employee hereunder if the Employee shall experience a "Total Disability." For the purpose of this Agreement, the term "Total Disability" shall mean any mental or physical illness, condition, disability or incapacity as shall:

                  (i) prevent the Employee form reasonably discharging his services and employment duties hereunder;

                  (ii) be attested to in writing by a physician acceptable to the Corporation; and

                  (iii) continue during any period of Three (3) consecutive months or for periods aggregating three months in any twelve-month period.

         A Total Disability shall be deemed to have occurred on the last day of such applicable three-month period.

         (c) This Agreement shall terminate automatically upon the date of the death of the Employee.

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10.      Payments upon Termination.

         (a) If the Corporation shall terminate the employment of the Employee under this Agreement pursuant to Section 9(a) hereof, or if the employment of the Employee hereunder shall be terminated by the Employee other than in accordance with
                  Section 2 hereof, then, in any such event, the Corporation shall have no obligation to pay to the Employee his Salary or any other compensation or benefits provided under this Agreement for any period after the date of such termination and the reimbursement of all expenses incurred by the Employee prior to the date of such termination in accordance with
                  Section 7 hereof. Upon a termination pursuant to Section 9(a) or by the Employee, all options and restricted shares granted to Employee pursuant to Section 5 shall immediately be canceled and no further options shall vest.

         (b) If the employment of the Employee hereunder shall terminate pursuant to Sections 9(b) or (c) hereof, if the employment of the Employee shall be terminated by the Corporation in accordance with Section 2 hereof, or if the Employee shall be terminated by the Corporation other than in accordance with the provisions of this agreement, the Corporation shall pay to the Employee or his Estate, as the case may be, the Salary and Bonus for the fiscal year in which such termination occurs, prorated for the number of weeks during which the Employee was employed by the Corporation during such fiscal year.

         (c) In the event that the Corporation terminates the employment of the Employee by delivering notice in accordance with Section 2, or for any reason other than those set forth in Section 9 above, the Employee shall receive as severance an amount equal to the greater of (i) three (3) months salary, and (ii) the amount of salary that would have been payable to the Employee from the date of Notice of Termination until the end of the Term, had the Corporation not delivered such Notice of Termination. Such severance pay shall be paid in equal monthly installments, commencing, the month following such termination, and shall be payable in accordance with the Corporation's customary practices for employees.

         (d) In the event that the employment of the Employee is terminated due to a Total Disability or the death of the Employee in accordance with Section 9(b) or 9(c) hereof, then the Employee or his designated beneficiary, as the case may be, shall be entitled to receive such amounts as are provided for in any disability policy of life insurance policy provided by the Corporation for the benefit of the Employee.

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11.      Covenants of the Employee. In order to induce the Corporation to enter into this Agreement and employ and Employee hereunder, the Employee hereby covenants and agrees as follows:

         (a) During the Term and for a period of twelve (12) months thereafter, the Employee shall not, without the prior written consent of the Corporation:

                  (i) directly or indirectly acquire or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which competes with the Corporation or any of its affiliates; or

                  (ii) be employed by, or serve as an employee, agent, officer, director of, any person, firm, partnership, corporation association which competes with the Corporation or any of its affiliates or subsidiaries.

         (b) The Employee shall not at any time, other than in the ordinary course of business of the Corporation, when and if required, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Corporation or any of its affiliates or subsidiaries, or any information concerning the financial condition, suppliers customers, lessors, lessees, sources of leads for and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Corporation, its affiliates and subsidiaries, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process.

         (c) During the Term and for a period of twelve (12) months thereafter, the Employment shall not, without the prior written consent of the Corporation, directly or indirectly through any other individual or entity:

                  (i) solicit, entice, persuade or induce any individual who currently is, or at any time during the Term shall be, an employee of the Corporation, or any of its affiliates, to terminate or refrain from renewing or extending such person's employment with the Corporation or such subsidiary or affiliate, or to become employed by or enter into contractual relations with any other individual or entity, and the Employee shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; or

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                  (ii)     except in accordance with the Employee's duties
                           hereunder on behalf of the Corporation, solicit, entice, persuade, or induce any individual or entity which currently is, or at any time during the Term shall be, a customer, supplier, lessor or lessee of the corporation, or any of its subsidiaries of affiliates, to terminate or refrain from renewing or extending its contractual or other relationship with the Corporation or such subsidiary or affiliate, and the Employee shall not approach any such customer, supplier, lessor or lessee for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

12. Specific Performance. The Employee acknowledges that a breach or violation by the Employee of the covenants or agreements contained in
         Section 11 of this Agreement would cause irreparable harm and damage tot he Corporation if such provisions are not specifically enforced, the monetary amount of which would be impossible to ascertain. Therefore, the performance and to obtain an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in
         Section 11 of this Agreement by the Employee and/or his employees, associates, partners or agents, or entities controlled by one or more of them, either directly or indirectly. Such remedies shall be cumulative and not exclusive and shall be in addition to whatever other rights or remedies the Corporation shall have for damages for a breach by the Employee of the covenants or agreements contained in Section 11 or elsewhere in this Agreement.

13. Foreign Corrupt Practices Act. The Employee agrees to comply in all respects with the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA"), as amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or orders hereunder. The Executive's failure to comply in all respects with the provisions of the FCPA shall constitute a material breach by him of his obligations hereunder and shall entitle SFMT to terminate this Agreement immediately. A copy of the Corporation's FCPA policy is annexed hereto as Exhibit A.

14. No Delegation. The Employee shall not delegate his employment obligations under this Agreement to any other person.

15. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and sent by facsimile, with appropriate confirmation of receipt, certified mail, return receipt requested, or overnight courier to the following addresses:

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                  If to the Corporation:    SFMT, Inc.
                                            477 Madison Avenue, 8th Floor
                                            New York, New York  10022
                                            Attention:  General Counsel
                                            Fax:  212-371-9552

                  If to the Employee        1 Highview Terrace
                                            Madison, New Jersey  07940

Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving notice thereof to the other party hereto in the manner herein provided. Notices shall be deemed given at the time of receipt.

16. Deductions and Withholding. The Employee acknowledges and agrees that the Company shall be entitled to withhold from the Employee's compensation hereunder, including Salary and Bonus and other payments made pursuant to the Agreement, all applicable taxes that are due to the appropriate jurisdictions, and pay this withholding to the appropriate tax authorities, consistent with the tax equalization treatment described in Section 6(e) herein. Tax equalization, applied in the context of monthly withholding, shall be reconciled at year end.

17. Binding Effect. This Agreement shall e for the benefit of the binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by any party of compliance by any other party with respect to any provision hereof or of any breach by such other party need be signed only by the party waiving such provision or breach; provided, further, that the waiver by either party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

19. Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction so be illegal, invalid or unenforceable in any respect such provision shall be of no force and effect, but the illegality, invalidity or unenforceability of such provision shall have no effect upon

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         and shall not impair the enforceability of any other provision of this
         Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been contained herein.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within New York.

21. Arbitration. Any and all disputes, controversies and claims arising out of or relating to this Agreement, shall be settled and determined by arbitration conducted before a panel of three arbitrators in New York in accordance with the rule of the American Arbitration Association then in effect. The arbitrators' award shall be final and binding upon the Corporation and the Employee, and judgment confirming such arbitration may be entered thereon in any court having jurisdiction over such proceedings.

22. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                              SFMT, INC.



                                              by: /s/ Neil Molberger
                                                 -------------------------------



                                                  /s/ Gerard J. Caccappolo
                                                 -------------------------------
                                                 Gerard J. Caccappolo